UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 28, 2008

Willow Financial Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-49706	80-0034942
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

170 South Warner Road, Wayne, Pennsylvania		19087
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(610) 995-1700

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Not applicable.

(e)           On October 28, 2008, certain amendments to each of the following plans were approved by the Board of Directors of Willow Financial Bancorp, Inc. (the "Company"):

•	Amended and Restated Deferred Compensation Plan;
•	Amended and Restated 1999 Recognition and Retention Plan and Trust Agreement;
•	Amended and Restated 2002 Recognition and Retention Plan and Trust Agreement; and
•	Amended and Restated 2005 Recognition and Retention Plan and Trust Agreement.

The purpose of the amendments was to make changes necessary to ensure that such plans comply with the final regulations issued under Section 409A of the Internal Revenue Code of 1986, as amended.

The foregoing description is qualified in its entirety by reference to the plans, copies of which are attached as Exhibits 10.1 through 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

(f)           Not applicable.

Item 9.01              Financial Statements and Exhibits

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits

The following exhibits are included herewith.

Exhibit Number	Description
10.1	Amended and Restated Deferred Compensation Plan
10.2	Amended and Restated 1999 Recognition and Retention Plan and Trust Agreement
10.3	Amended and Restated 2002 Recognition and Retention Plan and Trust Agreement
10.4	Amended and Restated 2005 Recognition and Retention Plan and Trust Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WILLOW FINANCIAL BANCORP, INC.

Date: October 30, 2008	By:	/s/ Donna M. Coughey
Donna M. Coughey
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Amended and Restated Deferred Compensation Plan
10.2	Amended and Restated 1999 Recognition and Retention Plan and Trust Agreement
10.3	Amended and Restated 2002 Recognition and Retention Plan and Trust Agreement
10.4	Amended and Restated 2005 Recognition and Retention Plan and Trust Agreement